UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2008
Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33459 (Commission File Number)	20-3934755 (IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA (Address of Principal Executive Offices)		92610 (Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers.
At a meeting on February 18, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Skilled Healthcare Group, Inc. (the “Company”) completed its annual performance and compensation review of the Company’s executive officers and approved the 2008 base salaries of the Company’s executive officers. The Compensation Committee also approved the performance objectives and the corresponding target annual incentive awards for the Company’s executive officers and other members of management under the Company’s Management Bonus Plan (the “Management Bonus Plan”), as more fully described below.
The Compensation Committee approved the payment of bonuses for the Company’s Chief Executive Officer, Chief Financial Officer and three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”) based upon the Company’s and their individual performance in 2007, as follows:

Boyd Hendrickson Chief Executive Officer	$374,532
John King Chief Financial Officer	$166,449
Jose Lynch President and Chief Operating Officer	$297,200
Roland Rapp General Counsel, Secretary and Chief Administrative Officer	$155,896
Mark Wortley President, Hallmark Rehabilitation	$72,531
The Compensation Committee established 2008 base salary levels for the Named Executive Officers as follows:

Boyd Hendrickson Chief Executive Officer	$650,000
John King Chief Financial Officer	N/A	(1)
Jose Lynch President and Chief Operating Officer	$520,000
Roland Rapp General Counsel, Secretary and Chief Administrative Officer	$366,000
Mark Wortley President, Hallmark Rehabilitation	$366,000

(1)	As previously announced, Mr. King will be leaving the Company in early March 2008.
The Compensation Committee established the 2008 performance objectives under the Management Bonus Plan to reflect company and individually-based performance objectives established as part of the Company’s annual operating plan process. Cash bonus payouts will be based on (1) the attainment of a pre-established target year over year growth in earnings per share (“EPS”), (2) reducing working capital as a percentage of net revenue below the same ratio in 2007, and (3) accomplishing pre-established management objectives that are individually tailored to each executive’s role. The Compensation Committee established the EPS target, working capital target and management objectives as the performance objectives because they provide a balance between meeting the Company’s growth and performance objectives while conserving working capital.

     The table below outlines each performance objective, and the cash bonus to be awarded for the attainment of each objective, for the calendar year 2008 performance.

						Bonus
						Amount for
						Achieving
						Working
						Capital
	Bonus Amount for Achieving					Target	Bonus Amount for
	EPS Target Increase					Equal to or	Achieving
					Each 1%	Less Than	Management	Target Bonus
Name	7.5%		17.5%(1)		over 17.5%(2)	2007	Objectives(3)	Potential
Boyd Hendrickson	$247,000		$240,500		$6,500	$32,500	$130,000	$650,000
Dev Ghose(4)	84,000		80,000		4,000	16,000	60,000	240,000
Jose Lynch	143,000		143,000		5,200	26,000	78,000	390,000
Roland Rapp	76,860		73,200		3,660	14,640	54,900	219,600
Mark Wortley	27,150	(5)	27,150	(5)	1,810 (5)	18,000	54,300	217,100
(1)	The bonus amount awarded for achieving 17.5% EPS growth over 2007 EPS is in addition to the bonus amount awarded for achieving 7.5% EPS growth over 2007 EPS.

(2)	The Compensation Committee determined that for every 1% EPS growth in excess of 17.5% EPS growth over 2007 EPS, the executive would be awarded a “stretch bonus” that is above the Target Bonus Potential provided above, which could result in the executive being awarded a bonus above the Target Bonus Potential.

(3)	The Compensation Committee prepared individual initiatives, tailored to gauge the performance of each executive in their respective role. The executive must accomplish each of these objectives, as determined by the Compensation Committee, in its sole discretion, to be eligible to receive the full amount of this portion of the cash bonus. The compensation committee also has sole discretion to award a partial amount of the bonus related to the achievement of the Management Objectives if the executive achieves some, but not all, of the objectives.

(4)	As previously announced, Mr. Ghose will assume the role of Chief Financial Officer upon Mr. King’s departure from the Company in early March 2008.

(5)	With respect to Mr. Wortley, in addition to the amounts awarded in all three columns under Bonus Amounts for Achieving EPS Target, Mr. Wortley is entitled to receive bonus amounts based upon achieving target growth in earnings before interest, taxes, depreciation and amortization (“EBITDA”) with respect to our rehabilitation therapy services as follows (as with the EPS target growth bonus, the bonus amount awarded for achieving 12.5% rehabilitation therapy services EBITDA growth over 2007 rehabilitation therapy services EBITDA:

Mr. Wortley Additional Bonus Amount for Achieving
Rehabilitation Therapy EBITDA Target Increase
		Each 1%
5%	12.5%	over 12.5%
$45,250	$45,250	$3,620

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.
Date: February 22, 2008	/s/ Roland Rapp
Roland G. Rapp
General Counsel, Secretary and Chief Administrative Officer